Exhibit 21.1

Details of the Company’s significant subsidiaries or entities under the Company’s control at December 31, 2020 are as follows:

Company	Country	Group ownership
ICON Clinical Research, S.A.	Argentina	100%
ICON Clinical Research PTY Limited	Australia	100%
MedPass International Pty Ltd	Australia	100%
ICON Clinical Research Austria GmbH	Austria	100%
DOCS International Belgium N.V.	Belgium	100%
ICON Pesquisas Clínicas LTDA.	Brazil	100%
ICON Clinical Research EOOD	Bulgaria	100%
ICON Clinical Research (Canada) Inc.	Canada	100%
ICON Life Sciences Canada Inc.	Canada	100%
Oxford Outcomes LTD	Canada	100%
ICON Chile Limitada	Chile	100%
CRS (Beijing) Clinical Research Co., Limited	China	100%
ICON Clinical Research (Beijing No.2) Co., Ltd	China	100%
ICON Clinical Research (Beijing) Co., Ltd	China	100%
ICON Clinical Research Hong Kong Limited	China (Hong Kong)	100%
Ispitivanja ICON d.o.o (ICON Research Ltd.)	Croatia	100%
ICON Clinical Research s.r.o.	Czech Republic	100%
DOCS International Nordic Countries A/S	Denmark	100%
DOCS International Finland Oy	Finland	100%
DOCS International France S.A.S.	France	100%
ICON Clinical Research SARL	France	100%
Mapi Développement SAS	France	100%
Mapi Research Trust*	France	100%
Mapi SAS	France	100%
MedPass International SAS	France	100%
MedPass SAS	France	100%
MPLR SAS	France	100%
DOCS International Germany GmbH	Germany	100%
ICON Clinical Research GmbH	Germany	100%
ICON Klinikai Kutató Korlátolt Felelősségű Társaság (ICON Clinical Research Limited Liability Company)	Hungary	100%
ICON Clinical Research India Private Limited	India	100%
ICON Clinical Research Israel Limited	Israel	100%
ICON Japan K.K.	Japan	100%
ICON Investments Limited	Jersey	100%
ICON Clinical Research Korea Yuhan Hoesa (ICON Clinical Research Korea Ltd.)	Korea	100%
ICON CRO Malaysia SDN. BHD.	Malaysia	100%
ICON Clinical Research México, S.A. de C.V.	Mexico	100%
DOCS Insourcing B.V.	Netherlands	100%
DOCS International B.V.	Netherlands	100%
ICON Contracting Solutions Holdings B.V.	Netherlands	100%
ICON Clinical Research (New Zealand) Limited	New Zealand	100%
ICON Clinical Research Perú S.A.	Peru	100%
ICON Clinical Research Services Philippines, Inc.	Philippines	100%

Company	Country	Group ownership
DOCS International Poland Sp. z o.o.	Poland	100%
ICON Clinical Research Sp. z o.o.	Poland	100%
Symphony Clinical Research Sp. z o.o.	Poland	100%
Accellacare Limited	Republic of Ireland	100%
DOCS Resourcing Limited	Republic of Ireland	100%
ICON (LR) Limited	Republic of Ireland	100%
ICON Clinical International Unlimited Company	Republic of Ireland	100%
ICON Clinical Research Limited	Republic of Ireland	100%
ICON Clinical Research Property Development (Ireland) Limited	Republic of Ireland	100%
ICON Global Treasury Unlimited Company	Republic of Ireland	100%
ICON Holdings Unlimited Company	Republic of Ireland	100%
ICON Holdings Clinical Research International Limited	Republic of Ireland	100%
ICON Investments Five Unlimited Company	Republic of Ireland	100%
ICON Investments Four Unlimited Company	Republic of Ireland	100%
ICON Clinical Research S.R.L.	Romania	100%
ICON Clinical Research (Rus) LLC	Russia	100%
ICON Clinical Research d.o.o. Beograd	Serbia	100%
ICON Clinical Research (Pte) Limited	Singapore	100%
ICON Clinical Research Slovakia, s.r.o.	Slovakia	100%
MeDiNova Merc Clinical Research (SA) Pty Limited	South Africa	100%
ICON Clinical Research España, S.L.	Spain	100%
MeDiNova Investigacion y Desarrollo S.L.	Spain	100%
DOCS International Sweden AB	Sweden	100%
DOCS International Switzerland GmbH	Switzerland	100%
ICON Clinical Research (Switzerland) GmbH	Switzerland	100%
ICON Clinical Research Taiwan Limited	Taiwan	100%
ICON Clinical Research (Thailand) Limited	Thailand	100%
ICON Ankara Klinik Arastirma Dis Ticaret Anonim Sirketi	Turkey	100%
DOCS Ukraine LLC	Ukraine	100%
ICON Clinical Research LLC	Ukraine	100%
DOCS International UK Limited	United Kingdom	100%
ICON Clinical Research (U.K.) Limited	United Kingdom	100%
ICON Development Solutions Limited	United Kingdom	100%
Mapi Life Sciences UK Limited	United Kingdom	100%
VSK (Kenilworth) Limited	United Kingdom	100%
MeDiNova Limited	United Kingdom	100%
MeDiNova Lakeside Clinical Research Limited	United Kingdom	100%
MeDiNova Merc (UK) Limited	United Kingdom	100%
Improving Treatments Limited	United Kingdom	100%
MedPass Group Limited	United Kingdom	100%
MedPass Limited	United Kingdom	100%
MedPass International Limited	United Kingdom	100%
Addplan, Inc.	USA	100%
Beacon Bioscience, Inc.	USA	100%
C4 MedSolutions, LLC	USA	100%
CHC Group, LLC	USA	100%
Complete Healthcare Communications, LLC	USA	100%
Complete Publication Solutions, LLC	USA	100%
CRN Holdings, LLC	USA	100%

Company	Country	Group ownership
Clinical Resource Network, LLC	USA	100%
CRN North America, LLC	USA	100%
DOCS Global, Inc.	USA	100%
Global Pharmaceutical Strategies Group, LLC	USA	100%
ICON Clinical Research LLC	USA	100%
ICON Early Phase Services, LLC	USA	100%
ICON Government and Public Health Solutions, Inc.	USA	100%
ICON Laboratory Services, Inc.	USA	100%
ICON US Holdings Inc.	USA	100%
Managed Care Strategic Solutions, L.L.C.	USA	100%
MMMM Consulting, LLC	USA	100%
MMMM Group, LLC	USA	100%
Molecular MD Corp.	USA	100%
PMG Research of Bristol, LLC	USA	100%
PMG Research of Charleston, LLC	USA	100%
PMG Research of Charlotte, LLC	USA	100%
PMG Research of Christie Clinic, LLC	USA	100%
PMG Research of Hickory, LLC	USA	100%
PMG Research of Raleigh, LLC	USA	100%
PMG Research of Rocky Mount, LLC	USA	100%
PMG Research of Salisbury, LLC	USA	100%
PMG Research of Wilmington, LLC	USA	100%
PMG Research of Winston-Salem, LLC	USA	100%
PMG Research, Inc.	USA	100%
Pricespective, LLC	USA	100%
PubsHub LLC	USA	100%
*Mapi Research Trust is an association, its members are ICON Subsidiary entities.